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                                                                       Exhibit n

                         Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 3, 2002 in the Registration Statement (Form N-2) of the Nuveen Quality Preferred Income Fund filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 (File No. 333-_______ ) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21082).

                                                     /s/ Ernst & Young LLP

Chicago, Illinois
June 26, 2002